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                                                                       Exhibit 7

                  Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-43107) pertaining to the Lincoln Life Flexible Premium Variable Life Separate Account R, and to the use therein of our report dated February 5, 1998, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company.


                                        /s/ Ernst & Young LLP

Fort Wayne, Indiana
May 8, 1998